                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              FORD MOTOR COMPANY
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                              FORD MOTOR COMPANY
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

--------------------------------------------------------------------------------

    (4) Date filed:

--------------------------------------------------------------------------------

                                  [FORD LOGO]

Ford Motor Company                                             The American Road
                                                   Dearborn, Michigan 48121-1899

                                                                  April 16, 1999

TO OUR STOCKHOLDERS:

Our 1999 annual meeting of stockholders will be held at the Detroit Opera House, 1526 Broadway, Detroit, Michigan, on May 13, 1999.

The annual meeting will begin promptly at 10:00 a.m., eastern daylight saving time. If you plan to attend the meeting, please see the instructions for requesting an admission ticket on page 38.

Please read these materials so that you'll know what we plan to do at the meeting. Also, please either sign and return the accompanying proxy card in the postage-paid envelope or instruct us by telephone or via the Internet as to how you would like your shares voted. This way, your shares will be voted as you direct even if you can't attend the meeting. Instructions on how to vote your shares by telephone or via the Internet are on the proxy card enclosed with this proxy statement.

                                          WILLIAM CLAY FORD, JR.

                                          WILLIAM CLAY FORD, JR.
                                          Chairman of the Board

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROVIDE YOUR PROXY BY EITHER CALLING THE TOLL-FREE TELEPHONE NUMBER, USING THE INTERNET, OR FILLING IN, SIGNING, DATING, AND PROMPTLY MAILING THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                               TABLE OF CONTENTS

Notice of Annual Meeting of Stockholders....................     i
Defined Terms...............................................    ii
Proxy Statement.............................................     1
Election of Directors.......................................     3
Committees of the Board of Directors........................     7
Management Stock Ownership..................................     9
Section 16(a) Beneficial Ownership Reporting Compliance.....    11
Compensation of Directors...................................    11
Certain Relationships and Related Transactions..............    12
Compensation and Option Committee Report on Executive
  Compensation (How Ford Determines Executive
  Compensation).............................................    13
Compensation of Executive Officers..........................    18
Stock Options...............................................    20
Performance Stock Rights and Restricted Stock Units.........    21
Stock Performance Graphs....................................    24
Retirement Plans............................................    26
Proposals Requiring Your Vote...............................    27
Stockholder Proposals for 2000..............................    37
Annual Report and Other Matters.............................    37
Expenses of Solicitation....................................    37
How to Attend the Annual Meeting............................    38
Directions to the Annual Meeting Site.......................    38

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The annual meeting of stockholders of Ford Motor Company will be held at the Detroit Opera House, 1526 Broadway, Detroit, Michigan, on Thursday, May 13, 1999, at 10:00 a.m., eastern daylight saving time. The purpose of the meeting is to vote on the following proposals:

PROPOSAL 1.The election of directors.

PROPOSAL 2.The approval of PricewaterhouseCoopers LLP as Ford's independent public accountants for 1999.

PROPOSAL 3.A stockholder proposal relating to political non-partisanship.

PROPOSAL 4.A stockholder proposal relating to global warming.

PROPOSAL 5.A stockholder proposal relating to a proposed set of global corporate standards.

PROPOSAL 6.A stockholder proposal relating to a proposed study to add Ford employee(s) to the Board of Directors.

PROPOSAL 7.A stockholder proposal relating to independent directors on key board committees.

The record date for the annual meeting is March 15, 1999. Only stockholders of record at the close of business on that date can vote at the meeting.
                                         JOHN M. RINTAMAKI
                                         JOHN M. RINTAMAKI
                                         Secretary

April 16, 1999

                                 DEFINED TERMS

"CLASS B STOCK" means Ford's Class B Stock.

"FORD" or "WE" or "COMPANY" means Ford Motor Company.

"CONTINGENT STOCK RIGHT" or "PERFORMANCE STOCK RIGHT" means, under the Long-Term Incentive Plan, an award of the right to earn up to a certain number of shares of common stock based on performance against specified goals created by the Compensation Committee.

"DIVIDEND EQUIVALENT" means cash or shares of common stock (or common stock units) equal in value to dividends that would have been paid on shares of common stock.

"FINAL AWARD" means shares of common stock awarded by the Compensation Committee under a Contingent Stock Right or Performance Stock Right.

"LONG-TERM INCENTIVE PLAN" means Ford's 1986, 1990 or 1998 Long-Term Incentive Plan.

"NAMED EXECUTIVES" means the executives named in the Summary Compensation Table on p. 18.

"RESTRICTED STOCK UNIT" or "UNIT" means the right to receive cash equal to the then-current value of one share of common stock if specified goals set by the Compensation Committee are met.

"SERIES B PREFERRED STOCK" means Ford's Series B Cumulative Preferred Stock.

"1998 PLAN" means Ford's 1998 Long-Term Incentive Plan.

                                PROXY STATEMENT

FORD MOTOR COMPANY                                                April 16, 1999
THE AMERICAN ROAD
DEARBORN, MICHIGAN 48121-1899

The Board of Directors is soliciting proxies to be used at the 1999 annual meeting. This proxy statement and the enclosed form of proxy will be mailed to stockholders beginning April 16, 1999.

Definitions of capitalized terms in this Proxy Statement are on the facing page.

WHO CAN VOTE

Record holders of common stock and record holders of Class B Stock at the close of business on March 15, 1999 may vote at the meeting. Holders of Series B Preferred Stock cannot vote at this meeting.

On March 15, 1999, 1,140,260,233 shares of common stock and 70,852,076 shares of Class B Stock were outstanding. Each stockholder has one vote for each share of common stock and 10.729 votes for each share of Class B Stock.

Holders of common stock have 60% of the general voting power; holders of Class B Stock have the remaining 40% of the general voting power. Holders of common stock and holders of Class B Stock will vote together, without regard to class, on the matters to be voted upon at the meeting.

HOW YOU CAN VOTE

Stockholders of record can give a proxy to be voted at the meeting either (i) over the telephone by calling a toll-free number, (ii) electronically, using the Internet, or (iii) by mailing in the enclosed proxy card. Stockholders who hold their shares in "street name" must vote their shares in the manner prescribed by their brokers.

The telephone and Internet voting procedures have been set up for your convenience and have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly. If you are a stockholder of record and you would like to vote by telephone or by using the Internet, please refer to the specific instructions set forth on the enclosed proxy card. If you wish to vote using a paper format and you return your signed proxy to us before the annual meeting, we will vote your shares as you direct.

Whether you choose to vote by telephone, over the Internet or by mail, you can specify whether your shares should be voted for all, some, or none of the nominees for director (Proposal 1 on the proxy card). You can also specify whether you approve, disapprove, or abstain from each of six additional proposals. Proposals 1 and 2 will be presented at the meeting by management, and the rest may be presented by stockholders. Proposal 1 for the election of directors is described in this proxy statement beginning at p. 3 and the remaining proposals are described beginning at p. 27.

IF YOU DO NOT SPECIFY ON YOUR PROXY CARD (OR WHEN GIVING YOUR PROXY BY TELEPHONE OR OVER THE INTERNET) HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR AS SET FORTH UNDER "ELECTION OF DIRECTORS" (PROPOSAL 1) BELOW; "FOR" PROPOSAL 2; AND "AGAINST" PROPOSALS 3 THROUGH 7.

REVOCATION OF PROXIES

You can revoke your proxy at any time before it is exercised in any of three ways:

     (1) by submitting written notice of revocation to the Secretary;

     (2) by submitting another proxy by telephone, via the Internet or by mail that is later dated and, if by mail, that is properly signed; or

     (3) by voting in person at the meeting.

REQUIRED VOTES

A majority of the votes that could be cast by stockholders who are either present in person or represented by proxy at the meeting is required to elect the nominees for director and to approve each proposal. The votes are computed for each share as described on p. 1.

The total number of votes that could be cast at the meeting is the number of votes actually cast plus the number of abstentions. Abstentions are counted as "shares present" at the meeting for purposes of determining whether a quorum exists and have the effect of a vote "against" any matter as to which they are specified. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they don't have discretionary voting authority and haven't received instructions as to how to vote on those proposals (so-called "broker nonvotes") are not considered "shares present" and will not affect the outcome of the vote.

OTHER MATTERS TO BE ACTED UPON AT THE MEETING

We do not know of any other matters to be presented or acted upon at the meeting. Under our By-Laws, no business besides that stated in the meeting notice may be transacted at any meeting of stockholders. If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

                             ELECTION OF DIRECTORS
                         (PROPOSAL 1 ON THE PROXY CARD)

Eleven directors will be elected at this year's annual meeting. Each director will serve until the next annual meeting or until he or she is succeeded by another qualified director who has been elected.

We will vote your shares as you specify when providing your proxy. If you do not specify how you want your shares voted when you provide your proxy, we will vote them for the election of all the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares for that other person.

Each of the nominees for director is now a member of the Board of Directors, which met eleven times during 1998. All of the nominees for director attended more than 75% of the combined Board of Director and committee meetings in 1998, except William Clay Ford who missed certain meetings due to illness. The following information about the nominees was provided by the nominees.

NOMINEES
--------------------------------------------------------------------------------

MICHAEL D. DINGMAN                                                                 PHOTO
Age:                          67
Director Since:               1981
Principal Occupation:         President and CEO, Shipston Group Ltd., Nassau,
                              Bahamas

Recent Business Experience:   Mr. Dingman is the President and CEO of Shipston
                              Group Ltd., a diversified international holding
                              company. In addition, he is the former Chairman of
                              the Board and a current director of Fisher
                              Scientific International, a leader in serving
                              science and providing products and services to
                              research, health care, industry, education, and
                              governments worldwide.
Other Directorships:          Teekay Shipping Corporation
-----------------------------------------------------------------------------------------------------------
EDSEL B. FORD II                                                                   PHOTO
Age:                          50
Director Since:               1988
Principal Occupation:         Former Vice President, Ford Motor Company and
                              Former Chief Operating Officer, Ford Motor Credit
                              Company

Recent Business Experience:   Mr. Ford retired as President and Chief Operating
                              Officer of Ford Motor Credit Company in 1998 having
                              served in that capacity since May 1991. Mr. Ford
                              was also a Vice President of the Company from 1993
                              through the end of 1998. Prior to 1991, he held
                              numerous senior executive positions at Ford and
                              Lincoln-Mercury, both domestic and abroad.

Other Directorships:          Penske Motorsports, Inc.
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
WILLIAM CLAY FORD                                                                  PHOTO
Age:                          74
Director Since:               1948
Principal Occupation:         Retired Chairman of the Finance Committee, Ford
                              Motor Company

Recent Business Experience:   Mr. Ford served as Chairman of the Finance
                              Committee of Ford's Board of Directors from
                              November 1987 to January 1995. He was elected a
                              Vice Chairman of Ford in 1980, retiring from that
                              position in 1989. He also owns and is President of
                              The Detroit Lions, Inc.
-----------------------------------------------------------------------------------------------------------
WILLIAM CLAY FORD, JR.                                                             PHOTO
Age:                          41
Director Since:               1988
Principal Occupation:         Mr. Ford was elected Chairman of the Board of
                              Directors of the Company effective January 1, 1999.
                              Mr. Ford also serves as Chairman of the
                              Environmental and Public Policy Committee, Chairman
                              of the Finance Committee and Chairman of the
                              Organization Review and Nominating Committee.

Recent Business Experience:   Mr. Ford has held a number of management positions
                              within Ford, including Vice President -- Commercial
                              Truck Vehicle Center, until January 1, 1995, when
                              he became Chairman of the Finance Committee of the
                              Board of Directors of the Company. Mr. Ford also is
                              Vice Chairman of The Detroit Lions, Inc., and
                              Chairman of the Board of Trustees of the Henry Ford
                              Museum and Greenfield Village.
-----------------------------------------------------------------------------------------------------------
IRVINE O. HOCKADAY, JR.                                                            PHOTO
Age:                          62
Director Since:               1987
Principal Occupation:         President and CEO, Hallmark Cards, Inc., Kansas
                              City, Missouri
Recent Business Experience:   Mr. Hockaday has been President and CEO of Hallmark
                              Cards, Inc. since January 1, 1986, and a director
                              since 1978.

Other Directorships:          Dow Jones, Inc.; Sprint Corporation; UtiliCorp
                              United, Inc.
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
MARIE-JOSEE KRAVIS                                                                 PHOTO
Age:                          49
Director Since:               1995
Principal Occupation:         Senior Fellow, Hudson Institute Inc., Indianapolis,
                              Indiana

Recent Business Experience:   Mrs. Kravis was appointed a senior fellow of the
                              Hudson Institute Inc. in 1994. Prior to that time,
                              and since 1978, she served as Executive Director of
                              the Hudson Institute of Canada.

Other Directorships:          Canadian Imperial Bank of Commerce; Hasbro Inc.; Hollinger
                              International Inc.; The Seagram Co. Ltd.; UniMedia Inc.
-----------------------------------------------------------------------------------------------------------
ELLEN R. MARRAM                                                                    PHOTO
Age:                          52
Director Since:               1988
Principal Occupation:         Former President and CEO, Tropicana Beverage Group,
                              New York, New York

Recent Business Experience:   Ms. Marram served as President and CEO of Tropicana
                              Beverage Group from September 1997 until November
                              1998 and had previously served as President of the
                              Group since joining Seagram in 1993. She also
                              served as Executive Vice President of The Seagram
                              Company Ltd. and Joseph C. Seagram & Sons, Inc. She
                              served as President and CEO of Nabisco Biscuit
                              Company and Senior Vice President of the Nabisco
                              Foods Group from June 1988 until April 1993.

Other Directorships:          The New York Times Company
-----------------------------------------------------------------------------------------------------------
JACQUES A. NASSER                                                                  PHOTO
Age:                          51
Director Since:               1998
Principal Occupation:         Mr. Nasser was elected President and Chief
                              Executive Officer of the Company effective January
                              1, 1999.

Recent Business Experience:   Prior to his election as President and CEO of the
                              Company, Mr. Nasser was Executive Vice President,
                              President -- Ford Automotive Operations. Before
                              heading Ford Automotive Operations, Mr. Nasser was
                              Group Vice President -- Product Development from
                              1994-1996. He was elected a Company Vice President
                              in 1993 as the Chairman of Ford of Europe. From
                              1990 to 1993, Mr. Nasser served as President of
                              Ford of Australia. He has held a number of other
                              global positions in Asia-Pacific and South America
                              since joining the Company in 1968.
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
HOMER A. NEAL                                                                      PHOTO
Age:                          56
Director Since:               1997
Principal Occupation:         Director, ATLAS Project, Professor of Physics, and
                              Interim President Emeritus, The University of
                              Michigan, Ann Arbor, Michigan

Recent Business Experience:   Dr. Neal is the Director of the ATLAS Project,
                              Professor of Physics, and Interim President
                              Emeritus at the University of Michigan. He served
                              as Interim President of the University of Michigan
                              from July 1, 1996 to February 1, 1997. From 1987 to
                              1993, Dr. Neal was Chair of the University of
                              Michigan's Physics Department and from 1993 to 1997
                              he served as Vice President of Research for the
                              University of Michigan.

Other Directorships:          Ogden Corporation; Center for Strategic and
                              International Studies; Smithsonian Institution
-----------------------------------------------------------------------------------------------------------
CARL E. REICHARDT                                                                  PHOTO
Age:                          67
Director Since:               1986
Principal Occupation:         Retired Chairman and CEO, Wells Fargo & Company,
                              San Francisco, California

Recent Business Experience:   Mr. Reichardt served as Chairman and CEO of Wells
                              Fargo & Company from 1983 until his retirement on
                              December 31, 1994.

Other Directorships:          Columbia/HCA Healthcare Corporation; ConAgra, Inc.;
                              McKesson HBOC, Inc.; Newhall Management
                              Corporation; Pacific Gas and Electric Company; PG&E
                              Corporation
-----------------------------------------------------------------------------------------------------------
JOHN L. THORNTON                                                                   PHOTO
Age:                          45
Director Since:               1996
Principal Occupation:         President and Co-Chief Operating Officer, Goldman
                              Sachs Group, L.P.

Recent Business Experience:   Mr. Thornton formerly served as Chairman of Goldman
                              Sachs -- Asia. He was previously co-chief executive
                              of Goldman Sachs International, the firm's business
                              in Europe, the Middle East and Africa. Mr. Thornton
                              joined Goldman Sachs in 1980 and was named a
                              partner in 1988.

Other Directorships:          British Sky Broadcasting Group PLC; Goldman Sachs
                              Group, Inc.; Laura Ashley PLC; Pacific Century
                              Group
-----------------------------------------------------------------------------------------------------------

                      COMMITTEES OF THE BOARD OF DIRECTORS

AUDIT COMMITTEE

Number of Members:             4

Members:                       Irvine O. Hockaday, Jr. (Chairman)
                               Ellen R. Marram
                               Homer A. Neal
                               John L. Thornton

Number of Meetings in 1998:    4

Functions:                     Selects independent public accountants to audit
                               Ford's books and records, subject to stockholder approval.

                               Consults with these accountants and reviews and approves the scope of their audit.

                               Reviews internal controls, accounting practices, financial structure, and financial reporting.

                               Reports to the Board of Directors about these matters.

COMPENSATION AND OPTION COMMITTEE

Number of Members:             2

Members:                       Michael D. Dingman (Chairman)
                               Carl E. Reichardt

Number of Meetings in 1998:    7

Functions:                     Establishes the salaries and determines any bonus
                               awards for Ford's executive officers.

                               Considers and makes recommendations on Ford's executive compensation plans.

                               Makes recommendations on grants of stock options and makes grants of Performance Stock Rights and Restricted Stock Units.

ENVIRONMENTAL AND PUBLIC POLICY COMMITTEE

Number of Members:             3

Members:                       William Clay Ford, Jr. (Chairman)
                               Ellen R. Marram
                               Homer A. Neal

Number of Meetings in 1998:    2

Functions:                     Reviews environmental and public policy issues
                               facing the Company around the world. Reports to the Board of Directors about these matters.

FINANCE COMMITTEE

Number of Members:             7

Members:                       William Clay Ford, Jr. (Chairman)
                               Michael D. Dingman
                               Edsel B. Ford II
                               William Clay Ford
                               Marie-Josee Kravis
                               Jacques A. Nasser
                               Carl E. Reichardt

Number of Meetings in 1998:    5

Functions:                     Between meetings of the Board of Directors,
                               exercises all Board powers concerning Ford's financial policies and financial management
                               (except matters within the powers of the Audit
                               Committee or the Compensation and Option
                               Committee).

ORGANIZATION REVIEW AND NOMINATING COMMITTEE

Number of Members:             11

Members:                       William Clay Ford, Jr. (Chairman)
                               Michael D. Dingman
                               Edsel B. Ford II
                               William Clay Ford
                               Irvine O. Hockaday, Jr.
                               Marie-Josee Kravis
                               Ellen R. Marram
                               Jacques A. Nasser
                               Homer A. Neal
                               Carl E. Reichardt
                               John L. Thornton

Number of Meetings in 1998:    7

Functions:                     Makes recommendations on:

                               - Ford's management organization;

                               - the nominations or elections of directors and
                                 officers;

                               - the size and composition of the Board; and

                               - the appointments of other Company employees
                                 referred to the Committee.

                               Considers stockholder suggestions for nominees for director (other than self-nominations). Suggestions should be submitted to the Secretary of the Company, The American Road, Dearborn, Michigan 48121. Suggestions received by the Secretary's office before December 31 will be considered by the Committee at a regular meeting in the following year, before the proxy materials are mailed to stockholders.

                           MANAGEMENT STOCK OWNERSHIP

The table below shows how much stock of Ford and of its majority-owned subsidiary, The Hertz Corporation ("Hertz"), each director, nominee, and Named Executive beneficially owned as of March 1, 1999. No director, nominee, or Named Executive beneficially owned any Ford preferred stock. No director, nominee or executive officer, including Named Executives, beneficially owned more than 0.2% of Ford's total outstanding common stock or of Hertz's total outstanding Class A Common Stock. Directors and executive officers as a group, including the Named Executives, beneficially owned 0.4% of Ford common stock and 0.1% of Hertz's Class A Common Stock. In addition, these persons held options exercisable on or within 60 days after March 1, 1999 to buy 6,686,825 shares of Ford common stock under stock option plans.

------------------------------------------------------------------------------------------------------------
                                                                                   Percent of
                                                             Ford                  Outstanding    Hertz
                                                Ford        Common       Ford         Ford       Class A
                                               Common       Stock      Class B       Class B     Common
                   Name                      Stock(1)(2)   Units(3)    Stock(4)       Stock       Stock
------------------------------------------------------------------------------------------------------------
 W. Wayne Booker                                183,275          0             0          0           0
------------------------------------------------------------------------------------------------------------
 Michael D. Dingman*                             18,539     81,040             0          0           0
------------------------------------------------------------------------------------------------------------
 Edsel B. Ford II*                              219,837          0     5,634,801       7.95           0
------------------------------------------------------------------------------------------------------------
 William Clay Ford*                           1,955,114      1,066    15,142,510      21.37           0
------------------------------------------------------------------------------------------------------------
 William Clay Ford, Jr.*                        144,103      1,066     3,301,713       4.67           0
------------------------------------------------------------------------------------------------------------
 Edward E. Hagenlocker                           53,929          0             0          0       2,000
------------------------------------------------------------------------------------------------------------
 Irvine O. Hockaday, Jr.*                         8,515      8,105             0          0           0
------------------------------------------------------------------------------------------------------------
 Marie-Josee Kravis*                              4,600      5,734             0          0           0
------------------------------------------------------------------------------------------------------------
 Ellen R. Marram*                                 7,610     12,497             0          0           0
------------------------------------------------------------------------------------------------------------
 Jacques A. Nasser*                              82,685          0             0          0      10,000
------------------------------------------------------------------------------------------------------------
 Homer A. Neal*                                   2,500        578             0          0           0
------------------------------------------------------------------------------------------------------------
 Carl E. Reichardt*                              20,000      1,066             0          0           0
------------------------------------------------------------------------------------------------------------
 John L. Thornton(5)*                            12,980      6,067             0          0           0
------------------------------------------------------------------------------------------------------------
 Alex Trotman                                   191,340          0             0          0      30,000
------------------------------------------------------------------------------------------------------------
 Kenneth Whipple                                273,309          0             0          0           0
------------------------------------------------------------------------------------------------------------
 All Directors and Executive Officers as a
   group (59 persons)                         4,784,802    117,219    24,079,024      33.99      58,190
------------------------------------------------------------------------------------------------------------

* Indicates Directors

NOTES

(1)Includes restricted shares of common stock issued under the Restricted Stock Plan for Nonemployee Directors, as follows: 1,600 shares for Homer A. Neal; 800 shares each for William Clay Ford, Jr. and Marie-Josee Kravis; 400 shares each for the other eligible nonemployee directors, except John L. Thornton, for whom the number includes 1,725 restricted common stock equivalents under that plan. For nominees who are or were Ford employees, this includes shares of common stock represented by Ford Stock Fund Units credited under a deferred compensation plan. These shares may be delivered after termination of employment.

(2)Michael D. Dingman has reported and disclaimed beneficial ownership of 1,782 shares of common stock owned by members of his immediate family.

Present directors and executive officers as a group have reported and disclaimed beneficial ownership of a total of 2,554 shares of common stock.

Also, on March 1, 1999 (or within 60 days after that date), nominees who are or were Ford employees and the Named Executives have rights to acquire shares of common stock through the exercise of stock options under Ford's stock option plans as follows:

                           Person                               Number of Shares
                           ------                               ----------------
W. Wayne Booker.............................................        399,760
Edsel B. Ford II............................................         61,543
Edward E. Hagenlocker.......................................        184,423
Jacques A. Nasser...........................................        641,705
Alex Trotman................................................        392,574
Kenneth Whipple.............................................        489,262

(3)These are common stock units credited under a deferred compensation plan.

(4)As of March 1, 1999, the following persons owned more than 5% of the outstanding Class B Stock: Josephine F. Ford, c/o Ford Estates, Dearborn, Michigan, beneficially owned 14,391,055 shares (20.31%); and Lynn F. Alandt, c/o Ford Estates, Dearborn, Michigan, beneficially owned 8,319,574 shares (11.74%).

Of the outstanding Class B Stock, 47,002,918 shares are held in a voting trust of which Edsel B. Ford II, William Clay Ford, and William Clay Ford, Jr. are among the trustees. The trust requires the trustees to vote the shares as directed by a plurality of the shares in the trust. Edsel B. Ford II is a nephew and William Clay Ford, Jr. is the son of William Clay Ford.

(5)Shares reported as beneficially owned by John L. Thornton do not include securities held by Goldman, Sachs & Co. in the ordinary course of business.

IMPACT RESULTING FROM SPIN-OFF OF ASSOCIATES FIRST CAPITAL CORPORATION STOCK

To account for the change in the value of the Company's common stock resulting from the spin-off of the Company's interest in Associates First Capital Corporation on April 7, 1998, the following items held by officers or directors of the Company as of April 9, 1998 were adjusted to ensure that the aggregate value of the item before and after the spin-off would be approximately equal: common stock units, contingent stock rights, deferred contingent credits, performance stock rights, restricted common stock equivalents, restricted stock units, and stock options. References in this proxy statement to any of these items that were issued prior to April 9, 1998 are to the adjusted amounts.

                                 SECTION 16(A)
                   BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on Company records and other information, Ford believes that all SEC filing requirements applicable to its directors and officers were complied with for 1998 and prior years except that, due to a clerical oversight by the Company, Alex Trotman had one late report of three transactions, and Peter J. Pestillo and William A. Swift each had one late report of one transaction. Each of these transactions was exempt under Section 16(b) of the Securities Exchange Act of 1934, as amended.

                           COMPENSATION OF DIRECTORS

GOAL. Ford wants the directors' compensation to be tied to your interests as stockholders. Accordingly, 25% ($10,000) of a director's annual Board membership fee is deferred in the form of common stock units. This deferral, together with the restricted stock given to directors and director stock ownership goals, is part of Ford's commitment to link director and stockholder interests. These compensation programs are described below.

FEES. The following fees are paid to directors, other than the Chairman of the Board, who are not Ford employees:

         Annual Board membership fee.................................    $40,000
         Annual Committee membership fee.............................    $10,000
         Attendance fee for each Board meeting.......................    $ 1,000

The Chairman of the Board is paid a Chairman fee for each calendar quarter of $375,000, paid in restricted shares of common stock. These shares cannot be sold for one year and are subject to the conditions of the 1998 Long-Term Incentive Plan.

DEFERRED COMPENSATION PLAN. Under this plan, 25% of a director's annual Board membership fee must be deferred in common stock units. Directors also can choose to have the payment of all or some of the remainder of their fees deferred in the form of cash and/or common stock units. Each common stock unit is equal in value to a share of common stock and is ultimately paid in cash. These common stock units generate Dividend Equivalents in the form of additional common stock units. These units are credited to the directors' accounts on the date common stock cash dividends are paid. Any fees deferred in cash are held in the general funds of the Company. Interest on fees deferred in cash is credited semiannually to the directors' accounts at the then-current U.S. Treasury Bill rate plus 0.75%. In general, deferred amounts are not paid until after the director retires from the Board. The amounts are then paid, at the director's option, either in a lump sum or in annual installments over a period of up to ten years.

RESTRICTED STOCK PLAN. Nonemployee directors also receive restricted shares of common stock. Each nonemployee director who has served for at least six months receives 2,000 shares of common stock subject to restrictions on sale. In general, the restrictions expire for 20% of the shares each year following the year of the grant. Each nonemployee director receives an additional 2,000 shares on the same terms when the restrictions on all of the prior 2,000 shares end.

STOCK OWNERSHIP GOALS. To further link director and stockholder interests, Ford established stock ownership goals for nonemployee directors in 1995. Each nonemployee director has a goal to own common stock equal in value to five times the sum of the director's annual Board and Committee fees within five years.

LIFE INSURANCE. Ford provides nonemployee directors with $200,000 of life insurance and $500,000 of accidental death or dismemberment coverage. The life insurance coverage continues after the director retires from the Board if the director is at least age 55 and has served for at least five years. A director who retires from the Board after age 70, or, with Board approval, after age 55, and who has served for at least five years may elect to have the life insurance reduced to $100,000 and receive $15,000 a year for life. The accidental death or dismemberment coverage may, at the director's expense, be supplemented up to an additional $500,000 and ends when the director retires from the Board.

MATCHING GIFT PROGRAM. Nonemployee directors may give up to $25,000 per year to certain tax-exempt organizations under the Ford Fund Matching Gift Program. For each dollar given, the Ford Motor Company Fund contributes two dollars.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1993, Ford has had a consulting agreement with William Clay Ford. Under this agreement, Mr. Ford is available for consultation, representation, and other duties (including service as a director). For these services, Ford pays him $100,000 per year and provides facilities (including office space), an administrative assistant, and security arrangements. This agreement will continue until either party ends it with 30 days' notice.

Since January 1999, Ford has had a similar consulting agreement with Edsel B. Ford II. Under this agreement, the consulting fee is $125,000 per calendar quarter, payable in restricted shares of common stock. The shares cannot be sold for one year and are subject to the conditions of the 1998 Long-Term Incentive Plan. The other terms of the agreement are substantially similar to those described in the paragraph above.

Mrs. Lynn Ford Alandt's husband owns a Ford-franchised dealership and a Lincoln Mercury-franchised dealership. In 1998, the dealerships paid Ford about $74.2 million for products and services in the ordinary course of business. In turn, Ford paid the dealerships about $9.1 million for services in the ordinary course of business. Also in 1998, Ford Motor Credit Company, a wholly-owned subsidiary of Ford, provided about $82.4 million of financing to the dealerships and paid about $7.5 million to them in the ordinary course of business. The dealerships paid Ford Credit about $74.6 million in the ordinary course of business.

John L. Thornton is a partner of Goldman, Sachs & Co. Goldman, Sachs has provided Ford with investment banking services for many years. Ford expects Goldman, Sachs to continue providing similar services in the future.

       COMPENSATION AND OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
                  (HOW FORD DETERMINES EXECUTIVE COMPENSATION)

PURPOSES

Ford's executive compensation program aims to:

        - Link managers' goals with your interests as stockholders.

        - Support business plans and long-term Company goals.

        - Tie executive compensation to Company performance.

        - Attract and retain talented management.

TYPES OF COMPENSATION

There are two main types of compensation:

     (1) Annual compensation. This includes salary and bonus. Ford awards bonuses only when a year's profits and other performance criteria meet a certain level required under the bonus plan.

     (2) Long-term compensation. This includes stock options and other long-term incentive awards based on common stock. The value of these awards depends on Company performance and future stock value.

FACTORS CONSIDERED IN DETERMINING COMPENSATION

The Compensation Committee wants the compensation of Ford executives to be competitive in the worldwide auto industry and with major U.S. companies. Each year, the Committee reviews a report from an outside consultant on Ford's compensation program for executives. The report discusses all aspects of compensation as well as how Ford's program compares with those of other large companies. Based on this report, its own review of various parts of the program, and its assessment of the skills, experience, and achievements of individual executives, the Committee decides the compensation of executives.

The consultant develops compensation data using a survey of several leading companies picked by the consultant and Ford. General Motors and the former Chrysler Corporation were included in the survey. Eighteen leading companies in other industries also were included because the job market for executives goes beyond the auto industry. Companies were picked based on size, reputation, and business complexity.

The Committee looks at the size and success of the companies and the types of jobs covered by the survey in determining executive compensation. One goal of Ford's compensation program is to approximate the survey group's average compensation, adjusted for company size and performance. In 1998, Ford's executive salaries and long-term incentive awards generally were at this average. Data on bonuses for the surveyed companies are not yet available, but the Committee expects Ford's 1998 bonuses to be above the average of the survey group.

The Committee also considers the tax deductibility of compensation paid to the Named Executives. In 1998, you approved the terms of the new Annual Incentive Compensation Plan and the new 1998 Long-Term Incentive Plan so that certain compensation paid to these individuals would be deductible by the Company under federal tax law. In 1995, you approved the terms of the 1990 Long-Term Incentive Plan for the same reason. These plans limit the amount of bonuses, stock awards and stock options that may be granted to any person in any year.

Further, in 1994, the Committee created stock ownership goals for executives at the vice president level and above. The goals are for these executives to own common stock worth a multiple of salary, ranging from one times salary to up to five times salary for the CEO, within five years. The CEO and most other key managers have achieved their stock ownership goals.

ANNUAL COMPENSATION

GENERAL

Annual compensation for Ford executives includes salary and bonus. This is similar to the compensation programs of most leading companies.

The Committee aims to pay salaries at the average of the survey companies, adjusted for company size and performance. The Committee also looks at the specific job duties, the person's achievements, and other criteria.

BONUSES

The Annual Incentive Compensation Plan provides for annual cash awards to participants based on achievement of specific performance goals relating to a specific year.

For 1998, the Committee set a bonus formula using performance goals based on corporate pre-tax income, automotive after-tax return on sales, Ford Motor Credit Company return on equity and quality (based on warranty performance and customer satisfaction). Awards may be less than or greater than 100% of the target award. The limit, approved by you, on the amount of a bonus award for any of the Named Executives for any year under the plan is $10,000,000. This limit is not a target. The Committee, in its discretion, may make awards to Named Executives that are less than the annual limit. Mr. Trotman's bonus for 1998 was $10,000,000. All other 1998 bonuses to Named Executives were below the limit.

The Committee also set target awards for the Company officers based on each person's level of responsibility. Using business data, the Committee reviewed Ford's performance during 1998 against the goals. The Committee decided that Ford exceeded the corporate pre-tax income goal, exceeded the automotive after-tax return on sales goal, partially achieved the Ford Motor Credit Company return on equity goal and achieved the quality goal. Based on this performance, the Committee decided to award 157% of the target awards to the officers and then make adjustments for individual performance for awards to officers who are not Named Executives.

The total amount set aside for bonuses in a given year depends on Ford's performance during the year against the performance goals. For 1998, the Committee set aside $483 million. Individual awards depend on each person's level of responsibility. For persons other than the Named Executives, the Committee increases or decreases awards from a formula amount, based on rank and salary, to reward a person's or group's performance.

LONG-TERM COMPENSATION

GENERAL

Today's business decisions affect Ford over a number of years. This is why the long-term incentive awards are tied to Ford's performance and the value of Ford's common stock over several years.

In general, the amount of the long-term incentive awards does not change as much as the amount of the annual bonus awards.

The charts on pp. 24 and 25 show the long-term performance of Ford's common stock.

STOCK OPTIONS

Stock options are an important part of Ford's long-term incentive program. The managers who get them gain only when you gain -- when the common stock value goes up.

In 1996, 1997 and 1998, the Named Executives and other employees received ten-year options in amounts generally similar to prior years. In deciding the size of individual option grants for 1998, the Committee considered the number of options granted to the person in prior years, as well as the total number of options awarded to all employees. A formula approved by you limits the number of options that may be granted to any Named Executive. This limit, which is not a target, is 2.5% of the highest number of shares available in any year for grants under the 1998 Long-Term Incentive Plan, as adjusted under the Plan. All 1998 stock option grants to the Named Executives were below this limit.

STOCK AWARDS

Common stock awards are based on performance against goals created by the Committee over a period of years.

In 1998, the Committee granted Performance Stock Rights to Company officers and certain other top executives. These Performance Stock Rights cover the performance period 1998-2000. Up to 150% of these rights may be awarded in the form of common stock after this period ends. The awards are made if goals relating to total shareholder returns relative to the stocks of all other Standard & Poor's 500 companies are met.

The size of a person's Performance Stock Right award depends on competitive long-term compensation values determined by the outside consultant, the person's job, and the person's expected role in Ford's long-term performance. In general, the Committee grants less than the maximum number of shares covered by the Performance Stock Right award if the goals are only partly met.

The 1998 Long-Term Incentive Plan sets a limit, approved by you, on the number of shares available as stock awards under Performance Stock Rights to any Named Executive in any year. This limit is 500,000 shares, as adjusted under the Plan. The Performance Stock Rights granted in 1998 for the Named Executives are below the limit. For the 1998-2000 period, the Committee decided to pay Dividend Equivalents in cash on the Performance Stock Rights granted in 1998.

The Final Awards of common stock in 1998 under the 1990 Long-Term Incentive Plan covered the performance periods 1993-1997 and 1995-1997. Under that plan, up to 100% of the Contingent Stock Rights awarded may be granted in the form of common stock after the period ends. Using business data, the Committee reviewed Ford's performance during the 1993-1997 period against goals for product programs (25%), cost reduction (25%), product quality and customer acceptance worldwide (35%), and relationships with employees (15%). The Committee decided that Ford partly achieved the product program and product quality goals, met the cost reduction goals, mostly met the customer acceptance goals, and met the employee relationships goals. Based on this performance, the Committee decided to award 83% of the shares covered by the Contingent Stock Rights and then make adjustments for individual performance.

Using business data, the Committee also reviewed Ford's performance during the 1995-1997 period against goals for corporate return on equity (25%), product programs (25%), product quality and customer acceptance worldwide (35%), and relationships with employees (15%). The Committee decided that Ford partly achieved the return on equity, product program and product quality goals, mostly met the customer acceptance goals, and met the employee relationships goals. Based on this performance, the Committee decided to award 81% of the shares covered by the Contingent Stock Rights and then make adjustments for individual performance.

For the Named Executives, the adjusted awards for 1993-1997 and 1995-1997 were 100% of the initial grants. The Final Awards for the period ending in 1998 will be made in mid-1999 after Company performance data are available. These amounts will appear in next year's proxy statement.

RESTRICTED STOCK UNITS

The Committee granted Restricted Stock Units to ten executives in 1998. Three of the ten -- Messrs. Booker, Hagenlocker, and Nasser -- are Named Executives.

A Restricted Stock Unit is worth one share of common stock. Again, this ties the executive's interests to your interests as stockholders. If the executive meets certain goals decided by the Committee, Ford pays the executive cash for each Restricted Stock Unit equal to the then-current value of a share of common stock.

The Committee grants the Restricted Stock Units and decides the goals, the restriction period, and the other terms of each Unit. The Committee also decides the extent to which the goals have been met and the final number of Units to award after the restriction period ends. During the restriction period, the Units cannot be sold or otherwise disposed of, and they are subject to conditions under the 1998 Long-Term Incentive Plan.

The grant of Restricted Stock Units depends on the achievement of several major Ford goals:

        - worldwide product excellence,

        - low-cost producer,

        - industry leadership in customer satisfaction,

        - empowered people,

        - nimble through process leadership,

        - industry leadership in corporate citizenship, and

        - worldwide growth.

The Committee also reviews each person's contribution to meeting these goals.

Restricted Stock Units generally may not be paid out until 18 months after retirement and are subject to conditions under the 1998 Long-Term Incentive Plan. Dividend Equivalents are paid in cash until the payout of the Units. The Units have no voting rights.

SELECT RETIREMENT PLAN

To speed up the development of future leaders and reduce the number of top manager jobs, the Committee supported making offers under the Select Retirement Plan, a voluntary retirement program for certain U.S. management employees, in 1998. In general, the program added three years of age and contributory service for retirement benefits purposes. To be eligible, employees generally had to be at least age 52 with 10 or more years of service. The Committee reviewed and approved Select Retirement Plan offers for certain executives. Some of the executives retired during 1998 under this program. More information on the program is on p. 27.

CEO COMPENSATION

ANNUAL COMPENSATION

Mr. Trotman's salary, paid in 1998, as reported in the Summary Compensation Table, reflects a 25% increase over the amount paid in 1997. Prior to 1998, the Committee last increased his salary in 1996, the first increase since 1993. In deciding to increase Mr. Trotman's salary, the Committee considered his job duties as well as the pay practices of the survey companies.

Mr. Trotman's bonus for 1998 was based on Ford's performance, using the method described above under "Bonuses." The Committee also considered other factors in applying its "negative discretion" permitted under the Internal Revenue Code (section 162(m)). It also considered his job as head of a restructured global company with a wide area of control and broad duties. The Committee and other nonemployee directors of Ford reviewed his 1998 accomplishments, and the Committee considered these combined views. Mr. Trotman's bonus for 1998 was below the formula limit in the bonus plan; however, it was capped at the $10,000,000 plan limit.

LONG-TERM COMPENSATION

The Final Award of common stock in 1998 for Mr. Trotman was based on Ford's performance from 1993 to 1997 and 1995 to 1997, using the method described above under "Long-Term Compensation -- Stock Awards." (The amount of the Final Award is shown in column (h) of the Summary Compensation Table on p. 18, under the heading "LTIP Payouts.") The Committee adjusted the amount based on the factors described above. The Final Award was in shares of common stock, a portion of which Mr. Trotman elected to defer.

The value of the stock options and Performance Stock Rights granted to Mr. Trotman in 1998 also depends on Ford's future success -- and whether that success is reflected in the value of the common stock. For the Performance Stock Rights, the value of any Final Award also depends on the level of achievement of total shareholder return goals created by the Committee for 1998-2000.

In applying its "negative discretion" under the Internal Revenue Code in deciding the number of stock options to grant Mr. Trotman (shown in column (b) of the Options/SAR Grants Table on p. 20), the Committee considered the value of his other long-term incentive compensation compared with competitive long-term compensation values. It also considered the complexity and duties of his job.

Finally, the Committee considered the deductibility of Mr. Trotman's compensation under the tax laws. As discussed above, you approved plan amendments and new plans allowing Ford to deduct, for federal income tax purposes, certain parts of Mr. Trotman's compensation (as well as that of other Named Executives) for tax years starting with 1995.

                                         Compensation and Option Committee

                                           Michael D. Dingman, Chairman
                                           Carl E. Reichardt

                       COMPENSATION OF EXECUTIVE OFFICERS

The table below shows the before-tax compensation for the last three years for Alex Trotman, who served as CEO in 1998, and the four next highest paid executive officers at the end of 1998.

                           SUMMARY COMPENSATION TABLE

---------------------------------------------------------------------------------------------------------------------------------

                                               Annual Compensation                   Long-Term Compensation
                                                                                      Awards             Payouts
---------------------------------------------------------------------------------------------------------------------------------
              (a)               (b)       (c)         (d)          (e)           (f)          (g)          (h)           (i)
                                                                                           Securities
                                                                  Other       Restricted   Underlying
                                                                  Annual        Stock       Options/       LTIP       All Other
                                                               Compensation    Award(s)       SARs       Payouts     Compensation
 Name and Principal Position   Year   Salary($)    Bonus($)        ($)          ($)(1)       (#)(2)       ($)(3)        ($)(4)
---------------------------------------------------------------------------------------------------------------------------------
 Alex Trotman(5)               1998   2,500,000   10,000,000    2,219,282           --      431,400             --     149,998
   Chairman, President and     1997   2,000,000    7,000,000      940,135      630,754      431,400     24,137,034     119,996
   CEO                         1996   1,916,667    2,500,000      502,884      704,429      431,400      9,793,875     114,996
---------------------------------------------------------------------------------------------------------------------------------
 W. Wayne Booker(6)            1998    714,166     3,100,000      416,356           --      107,850             --      42,845
   Vice Chairman               1997    677,917     2,300,000      354,135           --      107,850      7,692,401      40,675
                               1996    650,000       950,000      303,070           --      107,850      1,751,750      39,000
---------------------------------------------------------------------------------------------------------------------------------
 Edward E. Hagenlocker(7)      1998    840,000     3,100,000      558,495           --      179,750             --      50,400
   Vice Chairman               1997    803,333     2,600,000      428,860       21,126      215,700      9,641,119      48,196
                               1996    758,333     1,050,000      347,730       20,332      215,700      2,030,438      45,499
---------------------------------------------------------------------------------------------------------------------------------
 Jacques A. Nasser(8)          1998   1,050,000    5,000,000      773,369           --      915,700             --      63,000
   Executive Vice President    1997    716,664     3,000,000      362,871           --      215,700      6,051,332      42,998
   and President, Ford         1996    591,667       950,000      231,196           --      122,230      1,035,125      35,500
   Automotive Operations
---------------------------------------------------------------------------------------------------------------------------------
 Kenneth Whipple(9)            1998    710,000     3,100,000      323,058           --      107,850             --      42,596
   Executive Vice President;   1997    677,917     2,300,000      378,145           --      107,850      9,401,824      40,675
   President, Ford Financial   1996    647,500       950,000      321,700       86,904      107,850      4,737,688      38,850
   Services Group; and
   Chairman and CEO, Ford
   Motor Credit Company
---------------------------------------------------------------------------------------------------------------------------------

NOTES

(1)Amounts shown as Restricted Stock Awards for 1997 and 1996 represent Dividend Equivalents paid in restricted stock under the Long-Term Incentive Plans. Restrictions on this stock generally lapsed in 1998. Holders of restricted stock received the same cash dividends as other stockholders owning common stock.

Listed below are the total number of shares represented by Ford Stock Fund Units credited to the Named Executives under a deferred compensation plan and the market values of these shares (determined by the closing price of common stock on the New York Stock Exchange on December 31, 1998). These shares will be distributed after termination of employment.

                   Named Executive                        Number of Shares    Market Value
                   ---------------                        ----------------    ------------
W. Wayne Booker.......................................        101,764          $5,972,569
Edward E. Hagenlocker.................................            944          $   55,430

The ultimate worth of the restricted stock depends on the value of common stock when the restrictions lapse. Under the Long-Term Incentive Plans generally, the Compensation Committee determines any restriction period for shares included in each Final Award. For each of the Named Executives, restrictions ended on January 1, 1998 on up to 18,000 shares awarded for the 1991-95 performance period. Restrictions ended on February 13, 1998 on all remaining shares of restricted stock held by the Named Executives.

(2)In general, under the 1985 Stock Option Plan, the 1990 Long-Term Incentive Plan and the 1998 Long-Term Incentive Plan, stock appreciation rights may be granted along with the grant of options to executive officers. Exercise of a stock appreciation right cancels the related stock option, and vice versa.

(3)These amounts represent Final Awards under the Long-Term Incentive Plans. The Final Awards for the performance periods ending in 1996 were in restricted stock and the Final Awards for the performance periods ending in 1997 generally were in unrestricted stock. Final Awards are based on the attainment of performance goals and on individual performance. (See note 1 for more details on restricted stock.) The amounts shown represent Final Awards for performance periods ending in 1996 and 1997. No amount is shown for the performance period ending in 1998 because the awards will not be decided until the middle of 1999. Those amounts will appear in next year's proxy statement.

(4)These amounts are (1) matching contributions by Ford under the Savings and Stock Investment Plan ("SSIP") and (2) the values of certain credits provided to the Named Executives under the Benefit Equalization Plan ("BEP"). Under the BEP, Ford provides benefits substantially equal to benefits that could not be provided under the SSIP because of limitations under the Internal Revenue Code. For 1998, the amounts shown in column (i) as SSIP matching contributions and BEP credits, respectively, are as follows:

                                                                 SSIP
                                                               Matching              BEP
                         Person                              Contributions         Credits
                         ------                              -------------         -------
Alex Trotman.............................................       $9,598       and   $140,400
W. Wayne Booker..........................................       $9,598       and   $ 33,247
Edward E. Hagenlocker....................................       $9,598       and   $ 40,802
Jacques A. Nasser........................................       $9,598       and   $ 53,402
Kenneth Whipple..........................................       $9,598       and   $ 32,998

(5)Mr. Trotman retired from the Company effective January 1, 1999.

(6)83% of Mr. Booker's 1996 compensation was for his service as Executive Vice President. The rest of his 1996 compensation and all of his 1997 and 1998 compensation was for his service as Vice Chairman.

(7)83% of Mr. Hagenlocker's 1996 compensation was for his service as President of Ford Automotive Operations. The rest of his 1996 compensation and all of his 1997 and 1998 compensation was for his service as Vice Chairman. Mr. Hagenlocker retired from the Company effective January 1, 1999.

(8)80% of Mr. Nasser's 1996 compensation was for his service as Group Vice President, Product Development. The rest of his 1996 compensation and all of his 1997 and 1998 compensation was for his service as Executive Vice President and President of Ford Automotive Operations.

(9)Mr. Whipple retired from the Company effective January 1, 1999.

                                 STOCK OPTIONS

The Long-Term Incentive Plan allows grants of stock options and other rights relating to common stock. In general, whether exercising stock options is profitable depends on the relationship between the common stock's market price and the options' exercise price, as well as on the grantee's investment decisions. Options that are "in the money" on a given date can become "out of the money" if prices change on the stock market. For these reasons, we believe that placing a current value on outstanding options is highly speculative and may not represent the true benefit, if any, that may be realized by the grantee.

The following two tables give more information on stock options.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

-----------------------------------------------------------------------------------------------------------------
                                                                                                   Grant Date
                                       Individual Grants                                            Value(3)
-----------------------------------------------------------------------------------------------------------------
                (a)                         (b)              (c)           (d)          (e)           (f)
                                                          % of Total
                                         Number of       Options/SARs
                                         Securities       Granted to     Exercise
                                         Underlying       Employees      or Base                   Grant Date
                                        Options/SARs      in Fiscal       Price      Expiration     Present
               Name                      Granted(#)          Year         ($/Sh)        Date        Value $
-----------------------------------------------------------------------------------------------------------------
 Alex Trotman                             431,400            2.4%        41.0721      3/14/2008    3,951,624
-----------------------------------------------------------------------------------------------------------------
 W. Wayne Booker                          107,850            0.6%        41.0721      3/14/2008      987,906
-----------------------------------------------------------------------------------------------------------------
 Edward E. Hagenlocker                    179,750            1.0%        41.0721      3/14/2008    1,646,510
-----------------------------------------------------------------------------------------------------------------
 Jacques A. Nasser                        215,700            1.2%        41.0721      3/14/2008    1,975,812
                                          700,000(2)         3.9%        45.4062     10/15/2008    6,958,000
-----------------------------------------------------------------------------------------------------------------
 Kenneth Whipple                          107,850            0.6%        41.0721      3/14/2008      987,906
-----------------------------------------------------------------------------------------------------------------

NOTES

(1)The exercise price of the stock options is the average of the high and low selling prices on the New York Stock Exchange on the grant date. Stock appreciation rights were granted in tandem with these stock options.

In general, 33% of a stock option grant can be exercised one year after the grant date, 66% after two years, and 100% after three years. Any unexercised options expire after ten years.

If a grantee retires, becomes disabled, or dies, his or her options continue to be exercisable up to the normal expiration date. In most other instances of employment termination, all rights end upon termination.

Options are subject to certain conditions, including not engaging in competitive activity. Options generally cannot be transferred except through inheritance.

In general, each grantee agrees to remain a Ford employee for at least one year from the grant of the option.

(2)20% of this stock option grant can be exercised three years after the grant date, 40% after four years, 60% after five years, 80% after six years and 100% after seven years. The other terms of this option are generally similar to those referred to in Note 1 above.

(3)These values were determined using the Black-Scholes methodology and the assumptions described in Note 11 to Ford's Consolidated Financial Statements contained in Ford's 1998 Annual Report. The ultimate value of the options, if any, will depend on the future value of the common stock and the grantee's investment decisions, neither of which can be accurately predicted.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

------------------------------------------------------------------------------------------------------------------------------
              (a)                          (b)                (c)                   (d)                       (e)
                                                                            Number of Securities             Value
                                                                           Underlying Unexercised       of Unexercised
                                                                           Options/SARs at FY-End    In-the-Money Options/
                                                                                    (#)              SARs at FY-End($)(2)
                                                                           -----------------------------------------------
                                     Shares Acquired     Value Realized         Exercisable/             Exercisable/
              Name                  on Exercise(#)(1)          $               Unexercisable             Unexercisable
------------------------------------------------------------------------------------------------------------------------------
 Alex Trotman                           1,428,652          30,060,133                    0/                        0/
                                                                                 1,061,963                30,317,224
------------------------------------------------------------------------------------------------------------------------------
 W. Wayne Booker                          127,982           5,107,501              301,618/               11,153,003/
                                                                                   266,391                 7,611,963
------------------------------------------------------------------------------------------------------------------------------
 Edward E. Hagenlocker                    184,695           4,574,370              290,921/               10,605,756/
                                                                                   495,033                14,531,008
------------------------------------------------------------------------------------------------------------------------------
 Jacques A. Nasser                        0                   0                    468,786/               18,163,734/
                                                                                 1,157,285                21,726,167
------------------------------------------------------------------------------------------------------------------------------
 Kenneth Whipple                          170,776           6,529,826              391,120/               15,385,569/
                                                                                   266,391                 7,611,963
------------------------------------------------------------------------------------------------------------------------------

NOTES

(1)The numbers shown include shares of common stock with respect to which stock appreciation rights were exercised for cash, as follows: 1,408,865 shares for Alex Trotman; 127,982 shares for W. Wayne Booker; 174,802 shares for Edward Hagenlocker; and 79,090 shares for Kenneth Whipple. No shares of common stock were acquired in connection with the exercise of these stock appreciation rights.

(2)These year-end values represent the difference between the fair market value of common stock subject to options (based on the stock's closing price on the New York Stock Exchange on December 31, 1998) and the exercise prices of the options. "In-the-money" means that the fair market value of the stock is greater than the option's exercise price on the valuation date.

              PERFORMANCE STOCK RIGHTS AND RESTRICTED STOCK UNITS

Under the Long-Term Incentive Plan, eligible employees may receive nontransferable Performance Stock Rights. A Performance Stock Right is the right to receive, after a specified performance period, a Final Award of up to a certain number of shares of common stock. The number of shares depends on whether the Performance Stock Right's performance goals are achieved and, for employees who are not Named Executives, on the employee's individual performance.

Under the Long-Term Incentive Plan, eligible employees also may receive nontransferable Restricted Stock Units. A Restricted Stock Unit is the right to receive, after the restriction period expires and subject to the achievement of certain goals, cash equal in value to one share of common stock. The final number of Restricted Stock Units that can be paid out in cash depends on whether the goals are achieved and on the employee's individual contribution.

The following table shows information on 1998 grants of Performance Stock Rights and Restricted Stock Units to the Named Executives.

             LONG-TERM INCENTIVE PLAN-AWARDS IN LAST FISCAL YEAR(1)

--------------------------------------------------------------------------------------------------------------------------

                                                                                        Estimated Future Payouts
                                                                                      under Non-Stock Price-Based Plans
                                                                                  ----------------------------------------
               (a)                       (b)                    (c)                (d)            (e)            (f)
                                                            Performance
                                       Number of              or Other
                                     Shares, Units          Period Until
                                        or Other             Maturation         Threshold      Target(2)       Maximum
              Name                     Rights(#)             or Payout             (#)            (#)            (#)
--------------------------------------------------------------------------------------------------------------------------
 Alex Trotman                      PSRs 215,700               1998-00               0             n/a          323,550
--------------------------------------------------------------------------------------------------------------------------
 W. Wayne Booker                   PSRs 28,760                1998-00               0             n/a           43,140
                                   RSUs 10,000             Ret. + 18 mos.           0             n/a           10,000
--------------------------------------------------------------------------------------------------------------------------
 Edward E. Hagenlocker             PSRs 50,330                1998-00               0             n/a           75,495
                                   RSUs 10,000             Ret. + 18 mos.           0             n/a           10,000
--------------------------------------------------------------------------------------------------------------------------
 Jacques A. Nasser                 PSRs 71,900                1998-00               0             n/a          107,850
                                   RSUs 350,000            Ret. + 18 mos.           0             n/a          350,000
--------------------------------------------------------------------------------------------------------------------------
 Kenneth Whipple                   PSRs 28,760                1998-00               0             n/a           43,140
--------------------------------------------------------------------------------------------------------------------------

NOTES

(1)These entries represent the number of shares specified in Performance Stock Rights or Restricted Stock Units granted in 1998.

(2)No specific payout targets were created in connection with these grants.

PERFORMANCE STOCK RIGHTS

The Compensation Committee decides the number of shares to be included in a Final Award by determining how completely certain performance goals were achieved. Usually, Performance Stock Rights are granted each year. The performance period is ordinarily three years. For 1998, performance goals for the Performance Stock Rights reported in column (b) of the table cover the 1998-2000 period and include essentially the same performance measures for each of the Named Executives. The performance goals and the mechanics of receiving a Final Award are more fully discussed on pp. 15 and 16.

Dividend Equivalents paid in 1998 to the Named Executives in cash are reported in column (e) of the Summary Compensation Table on p. 18. Final Awards of common stock made to the Named Executives for the 1993-97 and 1995-97 performance periods are reported in column (h) of the Summary Compensation Table.

The amount ultimately realized for a Final Award will depend on the value of the common stock when the award is made, or if restricted, when the restrictions lapse and on the "earning out conditions." Under these conditions, if an employee quits, retires without Company approval, is released in Ford's best interest, is discharged, or engages in competitive activity after termination, all of the employee's undistributed Final Awards, as well as outstanding Performance Stock Rights, will be forfeited and canceled unless a waiver is granted by the Committee. Further, all of the employee's rights under any award will be forfeited if the Committee determines that the employee acted in a manner inimical to

Ford's best interests. After any restriction period ends, however, shares of common stock representing a Final Award are distributed to the employee free of restrictions and conditions.

RESTRICTED STOCK UNITS

The Committee creates the performance goals for the Restricted Stock Units and selects the persons who receive the Units. The 1998 grants, reported in column
(b) of the table on p. 22, depend on the achievement of seven major Company goals described on p. 16. Dividend Equivalents paid to the Named Executives are included in column (e) of the Summary Compensation Table. No Restricted Stock Units were paid out in 1998 to any of the Named Executives.

As with Performance Stock Rights, the amount ultimately realized under a Restricted Stock Unit depends on the achievement of performance goals, the compliance with certain conditions, and the value of common stock when the restrictions end.

                            STOCK PERFORMANCE GRAPHS

SEC rules require proxy statements to contain a performance graph comparing, over a five-year period, the performance of our common stock against Standard & Poor's 500 Stock Index and against either a published industry or line-of-business index or a group of peer issuers. Ford chose the other principal U.S. auto manufacturer -- General Motors -- as its peer issuer for the graph. We think this approach is more informative since relevant line of business indexes merely combine the U.S. automakers. In the past, we have also included Chrysler as a peer issuer. However, we have not included Chrysler this year due to its merger with Daimler-Benz. In addition to the five-year graph, we are providing a similar performance graph covering a ten-year period. Both graphs assume an initial investment of $100, quarterly reinvestment of dividends and, in the case of Ford common stock, an adjustment to reflect the impact of the April 7, 1998 spin-off of Ford's interest in Associates First Capital Corporation.

             COMPARISON OF FIVE-YEAR CUMULATIVE SHAREHOLDER RETURN
                  FORD, GENERAL MOTORS AND S&P 500 STOCK INDEX

                                                          FORD                   GENERAL MOTORS                  S&P 500
                                                          ----                   --------------                  -------
'1993'                                                     100                         100                         100
'1994'                                                      88                          78                         101
'1995'                                                      96                         100                         139
'1996'                                                     112                         109                         171
'1997'                                                     176                         130                         229
'1998'                                                     333                         158                         294

                 ---------------------------------------------------------------------------------------------
                                                     1993      1994      1995      1996      1997      1998
                 ---------------------------------------------------------------------------------------------
                   FORD                               100        88        96       112       176       333
                 ---------------------------------------------------------------------------------------------
                   GENERAL MOTORS                     100        78       100       109       130       158
                 ---------------------------------------------------------------------------------------------
                   S&P 500                            100       101       139       171       229       294
                 ---------------------------------------------------------------------------------------------

              COMPARISON OF TEN-YEAR CUMULATIVE SHAREHOLDER RETURN
                  FORD, GENERAL MOTORS AND S&P 500 STOCK INDEX

                                                          FORD                   GENERAL MOTORS                  S&P 500
                                                          ----                   --------------                  -------
'1988'                                                   100.00                      100.00                      100.00
'1989'                                                    91.00                      108.00                      132.00
'1990'                                                    60.00                       94.00                      128.00
'1991'                                                    68.00                       82.00                      166.00
'1992'                                                   108.00                       96.00                      179.00
'1993'                                                   168.00                      166.00                      197.00
'1994'                                                   149.00                      129.00                      200.00
'1995'                                                   161.00                      167.00                      275.00
'1996'                                                   188.00                      181.00                      338.00
'1997'                                                   296.00                      216.00                      451.00
'1998'                                                   559.00                      262.00                      580.00

                 ----------------------------------------------------------------------------------------------------------
                                              1988      1989      1990      1991      1992      1993      1994      1995
                 ----------------------------------------------------------------------------------------------------------
                   FORD                        100        91        60        68       108       168       149       161
                 ----------------------------------------------------------------------------------------------------------
                   GENERAL MOTORS              100       108        94        82        96       166       129       167
                 ----------------------------------------------------------------------------------------------------------
                   S&P 500                     100       132       128       166       179       197       200       275
                 ----------------------------------------------------------------------------------------------------------

                 ----------------------------------------------------------------------------------------------------------
                                               1996      1997      1998
                 ----------------------------------------------------------------------------------------------------------
                   FORD                         188       296       559
                 ----------------------------------------------------------------------------------------------------------
                   GENERAL MOTORS               181       216       262
                 ----------------------------------------------------------------------------------------------------------
                   S&P 500                      338       451       580
                 ----------------------------------------------------------------------------------------------------------

                                RETIREMENT PLANS

Ford's General Retirement Plan ("GRP") provides a benefit for each year of noncontributory participation, and added benefits for those who make additional contributions. Ford also has two other retirement plans, the Supplemental Executive Retirement Plan ("SERP") and the Benefit Equalization Plan ("BEP"). Under the SERP, certain executives, including the Named Executives, may receive
(1) an additional monthly benefit after retirement based on years of credited service and final average base salary, and (2) annuities based on Company earnings, the executive's performance, and other factors. In addition, for retirements effective October 1, 1998 or later, for certain U.S. Vice Presidents and above whose careers include subsidiary service, the SERP will provide an additional monthly benefit to equalize the total retirement benefits payable from the Company's retirement plans to an amount that would have been payable under the GRP/BEP if the executive's total service had been recognized as contributory service under those plans. Under the BEP, eligible employees, including the Named Executives, receive benefits substantially equal to those that would have been provided under the GRP but that could not be provided because of Internal Revenue Code limitations.

The following table shows the annual retirement benefits that would be payable at normal retirement (age 65 or later) on January 1, 1999. Benefits are shown for various rates of final average base salary and assume that employee contributions were made for the indicated periods. Employees contribute at the rate of 1 1/2% of base salary up to $160,000. The table shows total annual amounts payable under the GRP, SERP and BEP, including amounts relating to employee contributions.

                          ANNUAL CONTRIBUTORY PENSIONS
                                YEARS OF SERVICE

-----------------------------------------------------------------------------------------------------------
Final
Average
Base Salary      20 Years     25 Years     30 Years     35 Years     40 Years
-----------------------------------------------------------------------------------------------------------
 $  200,000     $   83,300   $  104,400   $  125,500   $  146,700   $  166,100
-----------------------------------------------------------------------------------------------------------
    400,000        194,000      243,200      292,300      341,500      386,700
-----------------------------------------------------------------------------------------------------------
    600,000        304,700      381,900      459,100      536,300      607,300
-----------------------------------------------------------------------------------------------------------
    800,000        423,400      530,600      637,900      745,200      843,900
-----------------------------------------------------------------------------------------------------------
  1,000,000        530,000      664,300      798,700      933,000    1,056,500
-----------------------------------------------------------------------------------------------------------
  1,200,000        636,700      798,100      959,400    1,120,800    1,269,100
-----------------------------------------------------------------------------------------------------------
  1,400,000        743,400      931,800    1,120,200    1,308,600    1,481,700
-----------------------------------------------------------------------------------------------------------
  1,600,000        850,100    1,065,500    1,281,000    1,496,500    1,694,300
-----------------------------------------------------------------------------------------------------------
  1,800,000        956,800    1,199,300    1,441,800    1,684,300    1,906,900
-----------------------------------------------------------------------------------------------------------
  2,000,000      1,063,400    1,333,000    1,602,600    1,872,100    2,119,500
-----------------------------------------------------------------------------------------------------------

GRP and BEP benefits are computed by averaging the employee's highest five consecutive annual base salaries in the ten years immediately before retirement. SERP benefits generally are computed by averaging the employee's final five year-end annual base salaries immediately before retirement. No annuities were awarded in 1993 or 1994. Mr. Trotman received annuities for 1995, 1996 and 1997. Assuming a retirement age of 65 and satisfaction of all conditions, the estimated percentage of total annual retirement benefits to be paid to Mr. Trotman from his annuities is 4%.

As of December 31, 1998, the credited years of service for each of the Named Executives were as follows: Alex Trotman, 43 years; W. Wayne Booker, 40 years; Edward E. Hagenlocker, 34 years; Jacques A. Nasser, 31 years; and Kenneth Whipple, 40 years.

The GRP and BEP benefits are computed as a joint-and-survivor annuity. The SERP benefit is computed as a straight-life annuity. Benefits payable under the plans are not reduced for Social Security or other offsets.

In addition to the GRP and BEP, Ford maintains a voluntary retirement program for select U.S. management employees called the Select Retirement Plan ("SRP"). The SRP adds three years of age and contributory service to the employee for retirement benefits purposes, with a 15% floor on the increase of the employee's monthly benefits under any applicable retirement plans. The SRP generally calculates five year final average salary by using final salary for three of the five years. To participate in the SRP, an employee must be selected by management and generally must be at least age 52 and have ten or more years of credited service under the retirement plans.

                         PROPOSALS REQUIRING YOUR VOTE

In addition to voting for directors, the following six proposals may be voted on at the meeting. Ford will present Proposal 2 and we expect the remaining five to be presented by stockholders. In accordance with SEC rules, the text of each of the proposals is printed exactly as it was submitted.

A majority of the votes that could be cast by stockholders who are either present in person or represented by proxy at the meeting is required to approve each proposal. The votes will be computed for each share as described on p. 1.

When providing your proxy, whether by telephone, the Internet, or by mail, you will be able to designate whether your shares are voted to approve, disapprove, or abstain from each of the proposals. Instructions for voting for directors can be found on p. 3.

PROPOSAL 2

SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors selects and hires independent public accountants to audit Ford's books of account and other corporate records. The Audit Committee's selection for 1999 must be approved by you.

The Audit Committee selected PricewaterhouseCoopers LLP to audit Ford's books of account and other corporate records for 1999. Coopers & Lybrand L.L.P. (which has audited Ford's books since 1946) and Price Waterhouse LLP merged July 1, 1998 to form PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP is well qualified to continue to audit Ford's books of account and other corporate records. Representatives of PricewaterhouseCoopers LLP will be present at the meeting with the opportunity to make a statement and answer questions.

For 1998, Ford paid PricewaterhouseCoopers LLP $64.4 million for world-wide audit and nonaudit services.

Ford management will present the following resolution to the meeting:

"RESOLVED: That the selection, by the Audit Committee of the Board of Directors, of PricewaterhouseCoopers LLP as independent public accountants to audit the books of account and other corporate records of the Company for 1999 is ratified."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

PROPOSAL 3

AFFIRMATION OF THE COMPANY'S POLITICAL NON-PARTISANSHIP

Mrs. Evelyn Y. Davis, Suite 215, Watergate Office Building, 2600 Virginia Ave., NW, Washington, D.C. 20037, and Highlights and Lowlights, who state that they together own 200 shares of common stock, have informed the Company that they plan to present the following proposal at the meeting:

"RESOLVED: That the stockholders of Ford Motor assembled in Annual Meeting in person and by proxy, hereby recommend that the Corporation affirm its political non-partisanship. To this end the following practices are to be avoided:

     (a) The handing of contribution cards of a single political party to an employee by a supervisor.

     (b) Requesting an employee to send a political contribution to an individual in the Corporation for a subsequent delivery as part of a group of contributions to a political party or fund raising committee.

     (c) Requesting an employee to issue personal checks blank as to payee for subsequent forwarding to a political party, committee or candidate.

     (d) Using supervisory meetings to announce that contribution cards of one party are available and that anyone desiring cards of a different party will be supplied one on request to his supervisor.

     (e) Placing a preponderance of contribution cards of one party at mail station locations.

REASONS: The Corporation must deal with a great number of governmental units, commissions and agencies. It should maintain scrupulous political neutrality to avoid embarrassing entanglements detrimental to its business. Above all, it must avoid the appearance of coercion in encouraging its employees to make political contributions against their personal inclinations. The Troy (Ohio) News has condemned partisan solicitation for political purposes by managers in a local company (not Ford). And if the Company did not engage in any of the above practices, to disclose this to ALL shareholders in each quarterly report. Last year the owners of 50,217,254 shares, representing 3.2% of shares voting, voted FOR this proposal.

If you AGREE, please mark your proxy FOR this resolution."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 3.

This proposal seeks to outline certain practices that the Company should not engage in with respect to the political process and would require the Company to publish and distribute a quarterly report disclosing that such practices have not been engaged in by the Company. Because Ford Motor Company does not engage, and has never engaged, in any of the practices set forth in this proposal, we believe that this proposal would not result in any appreciable benefit to the stockholders or the Company and would be costly to implement and is, therefore, not in your best interest or those of Ford.

Existing Ford policy dictates that the Company not make contributions in the United States to political candidates or political organizations, even when permitted by law. This policy further provides that Ford does not take positions or use its resources for partisan political purposes, although senior management may approve certain contributions to support or oppose ballot questions if the issues raised directly affect Ford.

With respect to contributions by employees, Ford has established the Ford Civic Action Fund as a political action committee in accordance with the Federal Election Campaign Act of 1971, as amended (the "Fund"). The Fund is not affiliated with any political party nor with any specific candidate for election. The Fund provides a means by which individuals may make contributions which the Fund distributes to candidates for public office. All of the contributions made by the Fund are derived from voluntary employee contributions. No coercion is exerted on any employee to induce or compel a contribution. Contributions to the Fund may not be solicited or secured through the use of job discrimination or financial reprisal, or the threat thereof, or as a condition of employment.

Given that the Company does not engage in the practices described in the proposal and its existing policies with respect to political non-partisanship, we believe that the proposal would not result in any meaningful benefit to the stockholders or the Company. As a result, we believe that the expenditures required to implement the proposal are unnecessary and would serve no useful purpose for stockholders or Ford.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 3.

PROPOSAL 4

REPORT ON GLOBAL WARMING

A number of stockholders have informed the Company that they plan to present the following proposal at the meeting. The names, addresses and information on the number of shares owned by them will be provided upon request.

"WHEREAS:

The overwhelming majority of independent, peer-reviewed atmospheric scientists agree that global warming is not hypothetical but a real, existing problem posing serious challenges for modern civilization;

The Intergovernmental Panel on Climate Change (IPCC), composed of more than 2000 scientists nominated and reviewed by governments, warns that global warming caused by burning fossil fuels and emitting greenhouse gases is already under way;

The impacts of global warming on our public health and welfare include increased occurrence of extreme weather events, sea-level rise, increased spread of infectious diseases, and more frequent and deadly heat waves like the summer of 1998 which was linked to more than 150 deaths in Texas alone.

WE BELIEVE:

It will cost U.S. taxpayers billions of dollars to combat the impacts of global warming. So far, our company has not lived up to its responsibility as a producer of the pollution which causes global warming. In order to leave the children of the world a safe and healthy environment, and protect threatened plants and animals, it is time for Ford to lead by example. A variety of companies including Toyota, British Petroleum, 3M, Enron and others have stated that they "accept the views of most scientists that enough is known about the science and environmental impacts of climate change for us to take actions to address its consequences." These companies are preparing for the future now by taking the concrete steps necessary to assess their opportunities for reducing the amount of carbon pollution they produce. Failing to rise to the challenge set by these industry leaders will hurt our company's competitiveness and cost our shareholders increasing amounts of money.

RESOLVED: that the shareholders of Ford request that the Board of Directors report (at reasonable costs and omitting proprietary information), to shareholders by August 1999, on the greenhouse gas emissions from our company's own operations and products, including (with dollar amounts where relevant) (i) what our company is doing in research and/or action to reduce those emissions and ameliorate the problem, (ii) the financial exposure of our company and its shareholders due to the likely costs of reducing those emissions and potential liability for damages associated with climate change, and (iii) actions by our company, or by the industry associations to which it pays dues, promoting the view that the issue of climate change is exaggerated, not real, or that global warming may be beneficial.

                              SUPPORTING STATEMENT

We believe that Ford is exposing its shareholders to financial risk by continuing to produce unnecessary amounts of the pollution which causes global warming, even as the problem of climate change becomes more severe, more widely understood, and more likely to lead to legislation that will penalize excessive carbon polluters. Furthermore, we believe that our company is incurring costs for advertising and lobbying to suggest that the problem of global warming is exaggerated, not real, or too costly to deal with; and thus using our prestige and influence to delay any lessening of climate change."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 4.

We take exception to the assertion in the proposal that Ford "has not lived up to its responsibility as a producer of the pollution which causes global warming." We are firmly committed to the principle that we must operate in an environmentally responsible, efficient and safe manner. Ford recognizes that concern for the quality of the environment warrants extraordinary efforts on the part of those in a position to protect and improve it. Accordingly, we have adopted and implemented environmental policies which, in many respects, go beyond legal mandates. Moreover, we pursue a policy under which our products, plants and production processes continually are updated, rebuilt, redesigned or replaced to be more energy efficient, produce less waste and lessen the environmental impact from air and water discharges. Most recently, the Board of Directors created a committee of the Board -- the Environmental and Public Policy Committee -- devoted to consideration of environmental issues facing the Company.

Our environmental concern and stewardship extends to global climate change. We are keenly aware of the possible consequences of global warming and take our responsibilities to our customers and the planet very seriously. We have made tremendous progress already in this area and we see extraordinary promise in our future product plans for making still more environmentally friendly vehicles, including new technologies that will significantly reduce fuel consumption and, therefore, CO2 emissions.

Ford today is engaged in numerous environmental initiatives, many of which are beneficial in reducing CO2 emissions and energy use:

- Ford is the worldwide leader in producing vehicles that operate on lower-carbon fuels, such as natural gas and propane;

- Ford is participating in the Partnership for a New Generation Vehicle (PNGV) joint program between government and industry and is developing high-mileage, low emission hybrid and fuel cell vehicles through its P2000 research program;

- Fully half of the research done in our three worldwide scientific research laboratories is environmental research; and

- Our plant facilities are continuously improving their energy efficiency and reducing waste.

At the same time, we continue to believe that any actions taken in respect of global warming must include all nations and that wide-ranging development of advanced energy-saving technologies is the right approach. Although the scientific facts are not all in, greenhouse gas emissions and global temperatures are increasing and government and industry should take action, including those highlighted above, to address this potential threat.

Ford's position on climate change and environmental stewardship is well known and has been publicly stated numerous times. The report called for by the stockholder proposal would not provide significantly different information than that already readily available to the public.

For these reasons, we believe the proposal is unnecessary, would be burdensome to implement, and would not result in any appreciable benefit for our stockholders or the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 4.

PROPOSAL 5

PROPOSAL FOR GLOBAL SET OF CORPORATE STANDARDS

A number of stockholders have informed the Company that they plan to present the following proposal at the meeting. The names, addresses and information on the number of shares owned by them will be provided upon request.

"WHEREAS, our company, as a major global corporation, faces a number of complex problems which also affect our interests as shareholders. The international context within which our company operates is becoming increasingly diverse as we approach the year 2000.

Companies operating in this global economy are faced with important concerns arising from diverse cultures and political and economic contexts, some which force management to address issues beyond the traditional business focus. These concerns include human rights, child labor, forced labor, non-discrimination in the workplace, the environment, and sustainable community development.

We believe global companies need to develop comprehensive codes of conduct to guide the formulation of company policies, programs and practices to address the new challenges they face in the global marketplace. In fact many companies are recognizing these challenges and revising their traditional codes and guidelines to meet these new realities.

In April 1997 the White House Apparel Industry Partnership issued its report setting out a Workplace Code of Conduct and Principles of Monitoring for the apparel and footwear industry. The standards in that report, based on international human and labor rights conventions, if implemented comprehensively and diligently, are intended to eliminate poor working conditions for workers in the United States and abroad.

Our company should be in a position to assure shareholders that its employees are treated and paid fairly wherever they work in the global economy. One important element of ensuring compliance is the utilization of independent monitors made up of respected local human rights, religious and other non-governmental organizations. A number of global companies are involved in the development of credible code enforcement mechanisms that include independent monitoring.

Improving the quality of life for employees and their communities can lead to increased productivity and enhance the bottom line for the company.

RESOLVED: Shareholders request the Board of Directors to review or amend, where applicable, its code or standards for its international operations and to report a summary of this review to shareholders by September 1999. The review should include the following areas:

1. A description of policies which are designed to protect human rights -- civil, political, social and economic -- consistent with respect for human dignity and international human rights standards.

2. A report of efforts to ensure that the company does not employ children under the age of fifteen, or younger than the age for completing compulsory education in the country of manufacture where such age is higher than fifteen.

3. A report of company policies ensuring that there is no use of forced labor, whether in the form of prison labor, indentured labor or bonded labor.

4. Establishment of consistent standards for workers' health and safety, practices for handling hazardous wastes and protecting the environment, as well as promoting a fair and dignified quality of life for workers and their communities."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 5.

The Company has conducted business on a global basis for many years and the Board of Directors is experienced in dealing with, and sensitive to, the concerns addressed in this proposal. To help ensure the protection of our employees, we have global policies in place that provide for the fair treatment of all of our employees around the world. These policies, of which the Board is fully aware, have contributed to our history of fair and equitable treatment of our employees at all Company locations.

The Board of Directors is satisfied that our employees around the world are treated fairly and paid a competitive wage. The Board is also satisfied that current Company policies as they relate to employment matters protect our employees wherever they may be located. As a result, the Board is opposed to this proposal on the grounds that it would not produce any significant change in policy or practices or otherwise benefit the Company, its stockholders or employees and would be extremely burdensome and costly to implement.

While it is not practicable to set forth here all of the relevant policies of the Company and related practices, a few examples that address matters raised by the proposal are worth noting:

     - Ford policy requires, at a minimum, that all of its facilities comply with applicable laws dealing with worker health, safety, welfare, wages and benefits and the environment.

     - Ford has established as a committee of its Board of Directors -- the Environmental and Public Policy Committee -- devoted to considering environmental issues facing the Company.

     - Ford does not employ child labor (even where local law might otherwise permit it), nor does it employ prison or forced labor.

     - Ford policy prohibits discrimination in hiring or promotional opportunity based on color, race, religion, gender, or country of national origin.

Because the Board regularly monitors its global policies and practices to ensure that Company employees around the world are treated fairly and that the Company is operating in a conscientious and ethical manner, we believe that the review requested by the proposal is unnecessary and would not provide any additional information not already known to the Board or to our stockholders. Furthermore, the review and report would be extremely burdensome and costly and would not produce any significant change in policy or practice or otherwise benefit the Company, its stockholders or employees, either in real terms or in the longer term.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 5.

PROPOSAL 6

STUDY TO ADD FORD EMPLOYEE(S) TO THE BOARD OF DIRECTORS

Richard A. Mills, 740 Tobin Drive, Apt. 205, Inkster, Michigan, who states that he is a Ford salaried employee and the owner of 63 shares of common stock, has informed the Company that he plans to present the following proposal at the meeting:

"WHEREAS:

Ford Employees own approximately 20% of all Ford Motor Company Stock.

Jacques A. Nasser says that "employees need to act like owners of the company."

The only Ford Employees on the Board of Directors are Executive Officers of the company.

The Board of Directors will be making far-reaching decisions that involve the livelihood of its employees.

LET IT BE RESOLVED:

The Board of Directors will appoint a committee to study the addition of Employee Directors. The committee will get input from hourly and salaried (SCR and below) employees and make recommendations back to The Board of Directors within 6 months as to the following:

        Number of Employee Directors to be added to The Board of Directors. How the Employee Director(s) will be selected/nominated.
        Which committee(s) the Employee Director(s) will serve on.

The Board of Directors will be required to vote for or against adopting the recommendation(s) of The Committee prior to the 2000 Annual Stockholders Meeting.

Ford Employee Stockholders recommend a Vote "for" this Proposal."

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 6.

The Board of Directors and the senior management of Ford recognize the substantial stake our employees have and the critical role they play in the success of the Company both as a means of providing a livelihood for our employees and their families and as owners of the Company. As a result, input from employees on management decisions is valued and appreciated. In an effort to facilitate such a dialog, a number of forums are provided each year to solicit such input. Members of senior management regularly conduct "town hall" meetings and other forums at various locations where Ford has operations to listen to the concerns of employees and to hear their ideas for making our Company better. More importantly, all employees are encouraged to participate fully in decisions that impact the day-to-day operations of the Company. However, we believe that appointment of a new committee to make recommendations on "employee directors" is unnecessary and would not result in any change to the Board of Directors.

The Company currently has a committee of the Board that serves substantially the same function as the committee called for by the proposal. The Organization Review and Nominating Committee of the Board of Directors is responsible for reviewing and making recommendations with respect to the size and composition of the Board and regarding nominations and elections of directors. In furtherance of these responsibilities, the Organization Review and Nominating Committee also considers stockholder, including employee stockholder, suggestions for director nominees before the proxy materials are mailed each year. (See page 8 for information on where to send nominations.)

The complexity of the Company requires that the Board of Directors consist of individuals with a broad range of experience and knowledge. As a result, the current directors come from a wide array of industries, companies and educational and other institutions. The Committee believes that the Company has been well served by its current policy on board membership, which selects nominees for election based on criteria including overall business experience and specific expertise.

We do not believe that a new committee to study specifically the need for adding employee directors to the Board of Directors is necessary or would result in the addition of a director to represent, as the proponent recommends, the interests of employee stockholders. Under Delaware law, each member of the Board of Directors owes a fiduciary duty to the Company and to all of the stockholders of the Company to act in their collective best interests. It would be contrary to this principle to nominate a director to represent the interests of a relatively small number of stockholders to the potential disadvantage of the vastly larger number of non-employee stockholders.

Furthermore, we believe that it would not be in the best interest of the Company or its stockholders to select nominees to the Board only because the nominees represent a specific group of stockholders. Rather, we believe that all nominees should be selected based on their level of business experience, the specific expertise the nominees bring to the Board and other positive qualifications of the nominees.

Because the Company already has a committee of the Board that serves substantially the same function as the committee called for by the proposal and because each of the Company's directors should and must represent the collective interests of all of you, we do not believe that adoption of this proposal would be in your best interests or in the best interests of Ford.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 6.

PROPOSAL 7

INDEPENDENT DIRECTORS TO SERVE ON ALL KEY BOARD COMMITTEES

John Chevedden of 2215 Nelson Avenue, Number 205, Redondo Beach, California 90278, on behalf of Ray T. Chevedden and Veronica G. Chevedden, who own 1,000 shares of common stock, has informed the Company that he plans to present the following proposal at the meeting:

"RESOLVED:

APPOINT COMPLETELY INDEPENDENT DIRECTORS TO ALL KEY BOARD COMMITTEE POSITIONS TO ENHANCE MANAGEMENT OVERSIGHT. (Shareholder recommendation) Key board committees include:

        - Audit

        - Compensation

        - Nomination

SUPPORTING STATEMENT:

This resolution follows the widely-acclaimed Campbell Soup Corporate Governance
Standards:

THE AUDIT, COMPENSATION/ORGANIZATION AND GOVERNANCE COMMITTEES WILL CONSIST ENTIRELY OF INDEPENDENT DIRECTORS.

Source: 12-page Business Week report "The Best & The Worst Boards," December 8, 1997.

The following news reports highlight the need for INDEPENDENT oversight:

Ford Europe lost $273 million in the 3rd quarter, about twice the 1997 loss.

          Associated Press Online          Oct. 14, 1998

 Ford's Taurus gets Consumer Report's worst reliability rating.

          Wall Street Journal              March 26, 1998

Ford's profit overly dependent on gas-thirsty sport-utilities -- particularly deadly to smaller vehicles.

          Business Week                    Dec. 21, 1998


Industry observers say $50,000 Lincoln pickup proves Detroit has gone overboard.

          Business Week                    April 13, 1998

Full-size sport utility vehicles allowed to emit 3-times the nitrogen-oxide of cars.

          Associated Press Online          Nov. 3, 1998

18 class-action lawsuits are filed, 22 states investigate Ford Motor Credit for hiding lease fees.

          Associated Press Online          Nov. 23, 1998


Greater independent oversight is needed for Ford resolutions. IN 1998 FORD ASKED SHAREHOLDERS TO APPROVE LAVISH STOCK OPTIONS THAT DILUTE FORD STOCK BY 23%. Institutional Shareholder Services (www.cda.com/iss) recommended rejection. More than 33% of the non-family Ford stock rejected it. This was 29-times the rejection of the poorest showing director, Mr. Reichardt.

                LACK OF INDEPENDENCE ANALYSIS FOR FORD DIRECTORS

DIRECTOR            YEARS ON BOARD(A)    ADDITIONAL LACK OF INDEPENDENCE CRITERI
--------            -----------------    -----------------------------------------
Dingman                 28 years(a)                         On 2 Key Committees(b)
Ford, Edsel             11 years(a)
Ford, Wm. C.            51 years(a)                         On 1 Key Committee(b)
Ford, Wm. C., Jr.       11 years(a)                         On 1 Key Committee(b)
Hockaday                12 years(a)       5 board seats(c)  On 1 Key Committee(b)
Kravis                                    5 board seats(c)  On 2 Key Committees(b)
Marram                  11 years(a)                         On 2 Key Committees(b)
Neal                                      4 board seats(c)  On 2 Key Committees(b)
Reichardt(d)            12 years(a)      10 board seats(c)  On 1 Key Committee(b)
Thornton(e)                               5 board seats(c)  On 2 Key Committees(b)
Trotman, employee                         5 board seats(c)  On 1 Key Committee(b)

(a) [This alone applies to 64% of directors] CalPERS argued that directors who stay for a decade should not be considered independent.

               Business Week                    Sept. 15, 1997


(b) [55% of directors] Institutional Shareholder Services recommends that only independent outside directors serve on key board committees.

(c) [55% of directors] The more boards a director sits on, the less effective he'll probably be.

               Business Week                    Nov. 25, 1996

(d) Business Week highlighted Mr. Reichardt as "Stretched too thin?" with his 10 board seats. Reichardt on 11th worst board, troubled HMO Columbia/HCA.

(e) Managing Director of Goldman, Sachs -- Entrenched Ford investment banking firm with $10 million-plus Ford business.

To enhance independent Board oversight:

           APPOINT INDEPENDENT DIRECTORS TO ALL KEY BOARD COMMITTEES

                                   YES ON 7"

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 7.

We believe that adoption of this proposal is contrary to the interests of Ford and you. This proposal is unduly restrictive and would deprive Ford of the services of highly qualified directors on the committees of its board of directors.

Ford is a large and complex company. Its directors come from a wide array of industries, companies and educational and other institutions, and have a broad range of experience and knowledge. Ford has been well served by its present policy on board and committee membership, which selects nominees for election based on criteria, including overall business experience and specific expertise, and giving due consideration of any relationships with the Company. Any material relationships between Ford and any director are disclosed under SEC rules. (See p.12 of this Proxy Statement.)

We note that there is only one Ford employee on the Board of Directors. Adoption of this proposal would unduly restrict the candidates available for service on the committees of the Board. It also would exclude from consideration as potential board committee members candidates who have sound judgment, extensive experience, and a thorough knowledge of the operations of the Company. We believe that Ford's current policies regarding the independence of directors are appropriate.

For these reasons, we believe that the proposal is unnecessary and not in the best interests of Ford or you.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 7.

                         STOCKHOLDER PROPOSALS FOR 2000

Any stockholder proposal intended for inclusion in the proxy material for the 2000 annual meeting must be received no later than December 15, 1999. Stockholder proposals submitted outside of the process described in Rule 14a-8 of the Securities Exchange Act of 1934, as amended, will not be considered at any annual meeting of stockholders. The Company will not include in the Notice of Annual Meeting proposals not in compliance with Rule 14a-8 and, under the Company's by-laws, no business other than that stated in the notice of meeting can be transacted at the meeting.

                        ANNUAL REPORT AND OTHER MATTERS

Ford's 1998 Annual Report, including consolidated financial statements, was recently mailed to you. A list of the stockholders of record entitled to vote at the annual meeting will be available for review by any stockholder, for any purpose related to the meeting, between 9:00 a.m. and 5:00 p.m. at the Detroit Opera House, 1526 Broadway, Detroit, Michigan, for ten days prior to the meeting.

                            EXPENSES OF SOLICITATION

The cost of soliciting proxies in the accompanying form will be paid by Ford. We do not expect to pay any fees for the solicitation of proxies, but may pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, or by telephone, facsimile transmission or other means of electronic communication, by directors, officers and other employees of the Company.

                                         JOHN M. RINTAMAKI
                                         John M. Rintamaki
                                         Secretary
April 16, 1999

                        HOW TO ATTEND THE ANNUAL MEETING

STOCKHOLDERS OF RECORD

When you provide your proxy, please let us know if you plan to attend the annual meeting. If you indicate that you plan to attend, we'll mail you a ticket that will admit the named stockholder(s) and one guest. If your ticket does not arrive in time, we can issue you a ticket at the door.

"STREET NAME" HOLDERS

Since most brokers don't participate in our advance ticket plan, tell your broker you're planning to attend the meeting and would like a "legal proxy." Then simply bring that form to the meeting, and we'll give you a ticket at the door that will admit you and one guest. If you can't get a legal proxy in time, we can still give you a ticket at the door if you bring a copy of your most recent brokerage account statement showing that you own Ford stock.

                     DIRECTIONS TO THE ANNUAL MEETING SITE

The meeting is being held at the Detroit Opera House, 1526 Broadway, Detroit, Michigan. The general telephone number for the Detroit Opera House is (313) 961-3500. Directions to the Detroit Opera House are as follows:

I-75 -- SOUTHBOUND

Exit Madison Avenue from I-375 (left side of freeway). From Madison, turn left on John R.

DUE TO ANTICIPATED CONSTRUCTION ON I-75, STOCKHOLDERS SHOULD CONSIDER AN ALTERNATE ROUTE.

I-75 -- NORTHBOUND

Take I-96 Westbound to I-94. Exit to I-94 Eastbound. Exit I-94 to U.S. 10 (John
C. Lodge) Southbound. Then follow directions below.

DUE TO ANTICIPATED CONSTRUCTION ON I-75, STOCKHOLDERS SHOULD CONSIDER AN ALTERNATE ROUTE.

WOODWARD AVENUE -- SOUTHBOUND

Pass the Fox Theatre and turn left onto Witherell (after Grand Circus Park). Turn right onto Broadway.

JEFFERSON -- WESTBOUND

Turn right onto Woodward, right onto Witherell, right onto Broadway.

U.S. 10 (JOHN C. LODGE) -- SOUTHBOUND

Exit at Bagley. Turn right onto Park when you reach Grand Circus Park. (Park turns into Witherell as it crosses Woodward.) Turn right onto Broadway.

I-94 -- WESTBOUND/EASTBOUND

Exit U.S.10 (John C. Lodge) Southbound. Then follow directions above.

                                      MAP

                                                 NOTICE OF
                                                 1999
                                                 ANNUAL MEETING
                                                 OF STOCKHOLDERS
                                                 AND
                                                 PROXY STATEMENT

[RECYCLED LOGO]       [SOY INK LOGO]

This Proxy Statement is printed
entirely on recycled and recyclable
paper. Soy ink, rather than
petroleum-based ink, is used.                           [FORD LOGO]

PROXY

                                 [FORD LOGO]

                               FORD MOTOR COMPANY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints JOHN M. DEVINE and JOHN M. RINTAMAKI, or either of them, proxies with power of substitution, to vote all the shares of Common Stock which the undersigned is entitled to vote on all matters, unless the contrary is indicated on the reverse side hereof, which may come before Ford Motor Company's Annual Meeting of Stockholders to be held at the Detroit Opera House, 1526 Broadway, Detroit, Michigan at 10:00 a.m., eastern daylight savings time, on May 13, 1999, and any adjournments thereof.

THE PROXIES SHALL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THE MANNER INDICATED ON THE REVERSE SIDE HEREOF. UNLESS A CONTRARY DIRECTION IS
INDICATED, THE PROXIES SHALL VOTE THE SHARES (A) "FOR" THE ELECTION AS DIRECTORS OF ALL THE NOMINEES NAMED IN THE PROXY STATEMENT AND LISTED BELOW OR ANY OTHER PERSON SELECTED BY THE BOARD OF DIRECTORS IN SUBSTITUTION FOR ANY OF THE NOMINEES (PROPOSAL 1) AND (B) "FOR" PROPOSAL 2, "AGAINST" PROPOSALS 3,4,5,6 AND 7 EACH OF WHICH IS SET FORTH IN THE PROXY STATEMENT.

                                   ------------------------

Proposal 1 - Election of Directors - Nominees:
01. Michael D. Dingman        05. Irvine O. Hockaday, Jr.        09. Homer A. Neal
02. Edsel B. Ford II          06. Marie-Josee Kravis             10. Carl E. Reichardt
03. William Clay Ford         07. Ellen R. Marram                11. John L. Thornton
04. William Clay Ford, Jr.    08. Jacques A. Nasser

--------------------------------------------------------------------------------

ADDRESS CHANGE: PLEASE NOTE CHANGE HERE AND MARK BOX ON REVERSE SIDE

--------------------------------------------------------------------------------
                                                                                (Continued and to be signed on reverse side)


------------------------------------------------------------------------------------------------------------------------------------
                      /\   DETACH PROXY CARD HERE IF YOU ARE VOTING BY MAIL AND RETURN IN ENCLOSED ENVELOPE /\




                                  [FORD LOGO]

                         ANNUAL MEETING OF STOCKHOLDERS
                            MAY 13, 1999, 10:00 A.M.
                            THE DETROIT OPERA HOUSE
                                 1526 BROADWAY
                               DETROIT, MICHIGAN


[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

------------------------------------------------------------------------------------------------------------------------------------
          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL MANAGEMENT NOMINEES AND FOR PROPOSAL 2.
------------------------------------------------------------------------------------------------------------------------------------
                      FOR    WITHHELD                                    FOR      AGAINST      ABSTAIN
Proposal 1 - Election [ ]      [ ]     Proposal 2 - Ratification of      [ ]        [ ]          [ ]
of Directors                           Selection of Independent
(see reverse)                          Public Accountants


For, except vote withheld from the following nominee(s):

-----------------------

------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 3,4,5,6, AND 7.
------------------------------------------------------------------------------------------------------------------------------------
                                                                         FOR     AGAINST       ABSTAIN
Proposal 3 - Relating to Political Non-Partisanship                      [ ]       [ ]           [ ]

Proposal 4 - Relating to Global Warming                                  [ ]       [ ]           [ ]

Proposal 5 - Relating to a Set of Global Corporate Standards             [ ]       [ ]           [ ]

Proposal 6 - Relating to Employee Directors on the Board of Directors    [ ]       [ ]           [ ]

Proposal 7 - Relating to Independent Directors on Key Board Committees   [ ]       [ ]           [ ]
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

Request Annual Meeting Ticket                  YES [ ]       NO [ ]

Address Change                                 YES [ ]       NO [ ]

Discontinue duplicate Annual Report
mailing for this account                       YES [ ]       NO [ ]

------------------------------------------------------------------------------------------------------------------------------------


SIGNATURE(S)                                     DATE
           ------------------------------------       --------------------
NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN.
      WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

--------------------------------------------------------------------------------



                                                                     [FORD LOGO]
INSTRUCTIONS FOR TELEPHONE AND INTERNET VOTING
Available 24 hours a day, 7 days a week

--------------------------------------------------------------------------------
ON A TOUCH-TONE PHONE CALL TOLL FREE 1-877-779-8683 (OUTSIDE THE US AND CANADA CALL 201-536-8073) AND YOU WILL HEAR THESE INSTRUCTIONS:
--------------------------------------------------------------------------------

   - Enter the last four digits of your social security number; and

   - Enter the control number from the box just below the perforation on the proxy card.

   - You will then have two options:

     OPTION 1: to vote as the Board of Directors recommends on all proposals; or OPTION 2: to vote on each proposal separately.

   - Your vote will be repeated to you and you will be asked to confirm it.

--------------------------------------------------------------------------------
LOG ONTO THE INTERNET AND TYPE: HTTP://WWW.EPROXYVOTE.COM/F
--------------------------------------------------------------------------------

   - Have your proxy card ready and follow the simple instructions.

   Your electronic vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

           IF YOU HAVE VOTED BY PHONE OR INTERNET, YOU DO NOT NEED TO
                            RETURN YOUR PROXY CARD.


                             THANK YOU FOR VOTING!